Exhibit 21.1

MARRIOTT VACATIONS WORLDWIDE CORPORATION

SUBSIDIARIES

(as of February 15, 2015)

Subsidiaries organized in the United States	Jurisdiction of Organization
Dockside Market Partnership *	Florida
e-CRM Central, LLC	Delaware
Eagle Tree Construction, LLC	Florida
Hard Carbon, LLC	Nevada
Heavenly Resort Properties, LLC	Nevada
K D Kapule LLC	Hawaii
Kauai Lagoons Holdings LLC	Delaware
Kauai Lagoons LLC	Hawaii
Kauai Lagoons Vessels LLC	Hawaii
Marriott Kauai Ownership Resorts, Inc. Entity also does business under the names: ¡ Marriott Vacation Club International	Delaware
Marriott Overseas Owners Services Corporation	Delaware
Marriott Ownership Resorts Procurement, LLC	Delaware

Marriott Ownership Resorts, Inc.

Entity also does business under the names:

¡      Flagler’s

¡      Grande Pines Golf Club

¡      Grand Residences by Marriott

¡      Horizon’s by Marriott Vacation Club

¡      International Golf Club

¡      Marriott Golf Academy

¡      Marriott Vacation Club

¡      Marriott Vacation Club International

¡      Marriott Vacation Club International, Corp.

¡      Marriott’s Mountainside Resort

¡      Marriott’s Summit Watch Resort

¡      The Pool Patio and Grill

¡      Marriott’s Waiohai Beach Resort

Delaware

Marriott Resorts Hospitality Corporation

Entity also does business under the names:

¡      Horizon’s by Marriott Vacation Club

¡      Marketplace Express

¡      Marriott Vacation Club

¡      Marriott Vacation Club International

¡      Marriott Vacation Club International One

¡      Marriott’s Grand Chateau

¡      Marriott’s Legends Edge at Bay Point

¡      Marriott’s Maui Ocean Club

¡      Marriott’s Oceana Palms

¡      Marriott’s Villas at Doral

¡      Reflections

¡      The Market Place

¡      Tidewater’s Sweets and Sundries

South Carolina
Marriott Resorts Sales Company, Inc. Entity also does business under the names: ¡ Marriott Resorts Realty, Inc. ¡ Marriott Vacation Club International, Ltd.	Delaware
Marriott Resorts Title Company, Inc. Entity also does business under the names: ¡ Marriott Resorts Title, Inc.	Florida
Marriott Resorts, Travel Company, Inc. Entity also does business under the names: ¡ Marriott Vacation Club International ¡ Marriott Vacation Club International Two ¡ MVC Exchange Company	Delaware

Subsidiaries organized in the United States	Jurisdiction of Organization
Marriott Vacation Club Ownership LLC	Delaware
Marriott Vacation Club Ownership II LLC	Delaware
Marriott Vacation Properties of Florida, Inc.	Delaware
Marriott’s Desert Springs Development Corporation	Delaware
MH Kapalua Venture, LLC	Delaware
MORI Golf (Kauai), LLC Entity also does business under the names: ¡ Kauai Lagoons ¡ The Kauai Lagoons Golf and Racquet Club ¡ The Kauai Lagoons Golf Course ¡ The Kiele Golf Course	Delaware
MORI Member (Kauai), LLC	Delaware
MORI Residences, Inc.	Delaware
MORI SPC 2005-1 Corp.	Delaware
MORI SPC 2005-2 Corp.	Delaware
MORI SPC 2006-1 Corp	Delaware
MORI SPC 2006-2 Corp.	Delaware
MORI SPC 2007-1 Corp.	Delaware
MORI SPC Corp.	Delaware
MORI SPC II, Inc.	Delaware
MORI SPC III Corp.	Delaware
MORI SPC Series Corp.	Delaware
MORI SPC V Corp.	Delaware
MORI SPC VI Corp.	Delaware
MORI SPC VII Corp.	Delaware
MTSC, INC.	Delaware
MVCO 2005-1 LLC	Delaware
MVCO 2005-2 LLC	Delaware
MVCO 2006-1 LLC	Delaware
MVCO 2006-2 LLC	Delaware
MVCO 2007-1 LLC	Delaware
MVCO Series LLC	Delaware
MVW International Finance Company LLC	Delaware
MVW of Hawaii, Inc.	Delaware
MVW of Nevada, Inc. Entity also does business under the names: ¡ Marriott’s Grand Chateau	Nevada
MVW SSC, Inc.	Delaware
MVW US Holdings, Inc.	Delaware
MVW US Services, LLC	Delaware
R.C. Chronicle Building, L.P.	Delaware
RBF, LLC Entity also does business under the names: ¡ RBF-Jupiter, LLC ¡ The Ritz-Carlton Golf Club & Spa, Jupiter	Delaware
RCC (GP) Holdings LLC	Delaware
RCC (LP) Holdings L.P.	Delaware
RCDC 942, L.L.C. Entity also does business under the names: ¡ RCDC 942 Market Street, LLC	Delaware
RCDC Chronicle LLC	Delaware

Subsidiaries organized in the United States	Jurisdiction of Organization
The Cobalt Travel Company, LLC	Delaware
The Lion & Crown Travel Co., LLC Entity also does business under the names: ¡ Waikiki Edition Hotel	Delaware
The Ritz-Carlton Development Company, Inc. Entity also does business under the names: ¡ The Ritz-Carlton Destination Club	Delaware
The Ritz-Carlton Management Company, L.L.C.	Delaware
The Ritz-Carlton Sales Company, Inc.	Delaware
The Ritz-Carlton Title Company, Inc.	Delaware

Subsidiaries organized outside the United States	Jurisdiction of Organization
AP (Macau) Pte Limited	Macau
Aruba Finance Holdings B.V.	Netherlands
Asia Pacific HK Holding Limited	Hong Kong
Bali Hong Kong Holding Limited	Hong Kong
Club Resorts No. 1 Australia Ltd.	Australia
Costa Del Sol Development Company N.V. Entity also does business under the names: ¡ Aruba Surf Club Development and Management Company	Aruba
Fortyseven Park Street Limited	United Kingdom
Hat 64	Cayman Islands
Maikhao Land Owning Limited	Thailand
Marriott Ownership Resorts (Bahamas) Limited	Bahamas
Marriott Ownership Resorts (St. Thomas), Inc.	Virgin Islands - US
Marriott Resorts Hospitality (Bahamas) Limited	Bahamas
Marriott Resorts Hospitality of Aruba N.V.	Aruba
Marriott Vacation Club International of Aruba N.V.	Aruba
Marriott Vacation Club International of Japan, Inc.	Japan
Marriott Vacation Club Timesharing GmbH	Austria
MGRC Management Limited	United Kingdom
MVCI AP Macau Marketing Pte, Limited	Macau
MVCI Asia Pacific (Hong Kong) Pte. Limited	Hong Kong
MVCI Asia Pacific Finance Pte. Limited	Hong Kong
MVCI Asia Pacific Pte. Ltd.	Singapore
MVCI Australia Pty Ltd.	Australia
MVCI Curacao N.V.	Curacao
MVCI Egypt B.V.	Netherlands
MVCI Europe Limited	United Kingdom
MVCI Finance C.V.	Aruba
MVCI France SAS	France
MVCI Holidays France SAS	France
MVCI Holidays, S.L.	Spain
MVCI Holdings B.V.	Netherlands
MVCI Ireland Limited	Ireland
MVCI Management, S.L.	Spain
MVCI Playa Andaluza Holidays, S.L.	Spain
MVCI Puerto Rico, Inc. Entity also does business under the names: ¡ Marriott Vacation Club International	Puerto Rico

Subsidiaries organized outside the United States	Jurisdiction of Organization
MVCI Services Limited	Ireland
MVCI St. Kitts Company Limited	Saint Kitts & Nieves
MVCI (Thailand) Limited	Thailand
MVW International Holding Company S.à r.l.	Luxembourg
Promociones Marriott, S.A. de C.V.	Mexico
RC Abaco Holding Company Ltd.	Virgin Islands - BR
RC Management Company Bahamas Limited	Bahamas
R.M. Mexicana S.A. de C.V.	Mexico
RC St. Thomas, LLC	Virgin Islands - US
The Abaco Club RC, Ltd.	Bahamas
The Ritz-Carlton Club, St. Thomas, Inc.	Virgin Islands - US

* Marriott Vacations Worldwide Corporation owns less than 100%.

4